POWER OF ATTORNEY

I, Michael L. Reeves, hereby constitute
and appoint Jill Witter and Roger Smith
as true and lawful attorneys for me and
in my name to sign or certify and file,
or cause to be filed, with the appropriate authority any and all reports, forms or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Lumber Liquidators Holdings, Inc. (hereinafter referred to as the "Corporation") and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Securities
Exchange Act of 1934 of the United States of
America, and regulations and rules made
pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which s uch reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider. I hereby revoke any power of attorney heretofore made in this regard.
This power of attorney shall remain effective until revoked in writing.

DATED at Toano, 	  Virginia
         (City/Town)      (State/Province)


This 28th day of June, 2017.


/s/ Michael L. Reeves
Michael L. Reeves

WITNESS:
/s/ Matt Marzetti
Signature
Matt Marzetti
(Please print full name)